UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Staffing 360 Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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Staffing 360 Solutions Adjourns Special

Meeting of Stockholders

Scheduled to Reconvene on April 20, 2021

NEW YORK, April 5, 2021 - Staffing 360 Solutions, Inc. (NASDAQ: STAF) announced today that the Company’s Special Meeting of Stockholders, scheduled for 10:00 a.m. Eastern Time today, April 5, 2021, has been adjourned to allow for more time for stockholders to vote. The Special Meeting has been scheduled to reconvene on April 20, 2021 at 10:00 a.m. Eastern time and will be held virtually online at www.virtualshareholdermeeting.com/STAF2021SM.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposal set forth in the Company’s proxy statement. Proxies previously submitted in respect to the Special Meeting will be voted at the reconvened meeting unless properly revoked.

The Company encourages all stockholders who have not yet voted to do so as soon as possible. Stockholders may vote by telephone by calling toll-free 1-800-573-4804 between the hours of 9 a.m. and 7 p.m., EDT to cast their vote with one of our proxy voting agents, or by internet at www.proxyvote.com, or by returning a properly executed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you have any questions, need additional material, or need assistance in voting your shares, please feel free to contact the firm assisting the Company in the solicitation of proxies, Morrow Sodali, LLC. Brokers, banks and other nominees may call 203-658-9400. Stockholders may call toll-free 1-800-573-4804. Or you may contact Morrow Sodali by email at STAF.info@investor.morrowsodali.com.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. For more information, visit www.staffing360solutions.com.

Additional Information and where to find it

The Company has filed a definitive proxy statement and associated proxy card with the U.S. Securities and Exchange Commission in connection with the solicitation of proxies for the Special Meeting. The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from stockholders in respect of the Special Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise are set forth in the definitive proxy statement filed with the SEC on March 1, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. The Company’s stockholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents when available from the Company’s website at https://www.staffing360solutions.com/.

Investor Relations Contact:

Terri MacInnis, VP of IR

Bibicoff + MacInnis, Inc.

(818) 379-8500 x 2 terri@bibimac.com